Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2009 Earnings

•	Net bond fund sales reach $2.6 billion for Q2 2009

•	Q2 2009 combined equity and bond fund gross sales up 57% compared to Q2 2008

•	Board declares quarterly dividend of $0.24 per share

(PITTSBURGH, Pa., July 23, 2009) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share from continuing operations (EPS) of $0.52 for the quarter ended June 30, 2009 compared to $0.54 for the same quarter last year. Income from continuing operations was $53.3 million for Q2 2009 compared to $55.2 million for Q2 2008.

Federated reported YTD 2009 EPS of $0.86 compared to $1.08 for the same period in 2008. For the six months ended June 30, 2009, income from continuing operations was $88.4 million compared to $111.0 million for the same period in 2008.

Federated’s total managed assets were $401.8 billion at June 30, 2009, up $68.3 billion or 20 percent from $333.5 billion at June 30, 2008 and down $7.4 billion or 2 percent from $409.2 billion reported at March 31, 2009. Average managed assets for Q2 2009 were $414.4 billion, up $71.1 billion or 21 percent from $343.3 billion reported for Q2 2008 and up $2.7 billion from $411.7 billion reported for Q1 2009.

“Investor confidence in Federated’s diverse line of equity and bond products drove strong mutual fund sales in the second quarter,” said J. Christopher Donahue, president and chief executive officer. “Federated’s fixed-income fund net sales surged to $2.6 billion in the quarter, while Federated’s equity fund flows were positive for the quarter.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on August 14, 2009 to shareholders of record as of August 10, 2009. During Q2 2009, Federated purchased 238,400 shares of Federated class B common stock for $5.8 million.

Federated’s fixed-income assets were $28.7 billion at June 30, 2009, up $5.7 billion or 25 percent from $23.0 billion at June 30, 2008 and up $3.7 billion or 15 percent from $25.0 billion at March 31, 2009. Federated had strong net inflows of $2.6 billion into its bond funds during Q2 2009 compared to $1.1 billion in Q1 2009. Net sales were driven by strong flows into ultrashort bond funds and intermediate-term bond funds including Federated Total Return Bond Fund and Federated Total Return Government Bond Fund.

Federated’s equity assets were $26.2 billion at June 30, 2009, down $11.1 billion or 30 percent from $37.3 billion at June 30, 2008 and up $2.8 billion or 12 percent from $23.4 billion at March 31, 2009. During the second quarter of 2009, Federated’s net flows into equity funds turned positive with $26 million in net sales. Flows were driven by sales in Federated Market Opportunity Fund and Federated Prudent Bear Fund, both of which invest in alternative-asset classes, and Federated Strategic Value Fund, a dividend-focused fund.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q2 2009 Earnings	Page 2 of 10

Money market assets in both funds and separate accounts were $346.4 billion at June 30, 2009, up $75.3 billion or 28 percent from $271.1 billion at June 30, 2008 and down $13.7 billion or 4 percent from $360.1 billion at March 31, 2009. Money market mutual fund assets were $312.8 billion at June 30, 2009, up $72.2 billion or 30 percent from $240.6 billion at June 30, 2008 and down $16.0 billion or 5 percent from $328.8 billion at March 31, 2009.

Financial Summary

Q2 2009 vs. Q2 2008

For Q2 2009, revenue was $306.9 million compared to $310.3 million for the same quarter last year. The decrease in revenue primarily reflects decreases in revenue of $41.2 million from lower average equity managed assets excluding the assets acquired from Clover Capital and Prudent Bear in Q4 2008 and $17.0 million in fee waivers related to certain money market funds in order to maintain positive or zero net yields. These decreases in revenue were partially offset by increases of $43.5 million from higher average money market managed assets, $7.4 million from higher average equity and fixed-income managed assets due to the Q4 2008 Clover Capital and Prudent Bear acquisitions and $2.3 million from higher remaining average fixed-income managed assets. The aforementioned fee waivers were offset by a related reduction in marketing and distribution expenses of $11.4 million such that the net impact on operating income was a decrease of $5.6 million.

Fee waivers to produce positive or zero net yields may increase and such increases could be significant. The amount of these waivers will be determined by a variety of factors including available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve and the U.S. Department of the Treasury, changes in the mix of money market customer assets, changes in expenses of the money market funds and the willingness of the fund adviser to continue these waivers.

For Q2 2009, Federated derived 69 percent of its revenue from money market assets, 20 percent from equity assets and 11 percent from fixed-income assets.

Operating expenses for Q2 2009 remained relatively flat as compared to Q2 2008. Operating expenses for Q2 2009 reflect a $4.6 million increase in compensation and related expenses primarily due to increased headcount related to the recent Clover Capital and Prudent Bear acquisitions. Marketing and distribution expenses increased $3.7 million as compared to Q2 2008 due to higher money market managed assets partially offset by the aforementioned reduction associated with maintaining positive or zero net yields and lower average equity managed assets. In addition, Q2 2009 operating expenses included a decrease in amortization of deferred sales commissions of $3.8 million primarily due to lower average B-share assets.

Q2 2009 vs. Q1 2009

Compared to the prior quarter, revenue decreased by $3.7 million or 1 percent. Decreases in revenue of $8.3 million primarily from lower average money market fund assets were partially offset by a $3.3 million increase from higher average fixed-income managed assets and a $2.1 million increase from higher average equity managed assets. In addition, revenue decreased by $7.3 million from higher fee waivers on certain money market

Federated Reports Q2 2009 Earnings	Page 3 of 10

funds in order to maintain positive or zero net yields. This increase in fee waivers was offset by a related decrease in marketing and distribution expenses of $6.8 million such that the net impact on operating income was a decrease of $0.5 million. The increase in fee waivers was partially offset by a $4.2 million decrease in fee waivers for other competitive reasons as well as an increase in revenue of $3.7 million due to one extra day in Q2 2009 as compared to Q1 2009.

Compared to Q1 2009, operating expenses decreased by $31.8 million or 13 percent. Changes from the prior period include a $19.8 million decrease in expenses due to the non-cash impairment charges recorded in Q1 2009 and an $8.2 million decrease in marketing and distribution expenses primarily from the aforementioned increased reductions associated with maintaining positive or zero net yields. In addition, compensation and related expenses decreased by $2.6 million primarily due to the $1.5 million non-cash share-based compensation expense adjustment recorded in Q1 2009.

Nonoperating expenses decreased $1.7 million compared to the prior quarter due mainly to higher investment income.

YTD 2009 vs. YTD 2008

Revenue for the first half of 2009 increased slightly to $617.5 million compared to $616.0 million for the same period last year. Increases in revenue of $103.4 million from higher average money market managed assets and $15.1 million from higher average equity and fixed-income managed assets due to the Q4 2008 Clover Capital and Prudent Bear acquisitions were partially offset by a $90.2 million decrease from lower remaining average equity managed assets. In addition, there was $26.6 million in fee waivers on certain money market funds in order to maintain positive or zero net yields. These fee waivers were offset by a related reduction in marketing and distribution expenses of $15.9 million such that the net impact on operating income was a decrease of $10.7 million.

For YTD 2009, Federated derived 70 percent of its revenue from money market assets, 20 percent from equity assets and 10 percent from fixed-income assets.

Operating expenses for the first half of 2009 increased by $35.6 million or 8 percent. The increase was attributable to the $19.8 million in non-cash impairment charges recorded in Q1 2009, an $18.4 million increase in marketing and distribution expense primarily from higher average money market managed assets partially offset by the aforementioned reduction associated with maintaining positive or zero net yields and lower average equity managed assets and a $9.4 million increase in compensation and related expense primarily related to the Clover Capital and Prudent Bear acquisitions, partially offset by a decrease in amortization of deferred sales commissions of $8.3 million primarily due to lower average B-share assets.

Nonoperating expenses for the first six months of 2009 increased $2.4 million compared to the first six months of 2008 primarily due to an increase in recourse debt expense.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can

Federated Reports Q2 2009 Earnings	Page 4 of 10

impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, July 24, 2009. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until August 1, 2009 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 327426.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $401.8 billion in assets as of June 30, 2009. With 155 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,300 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 6 percent of fixed-income fund managers and the top 8 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

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1	Strategic Insight, May 31, 2009. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, asset flows, and asset and revenue levels, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain asset flows, and asset and revenue levels, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2009 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income1

(in thousands, except per share data)

	Quarter Ended June 30,		% Change Q2 2008 to	Quarter Ended March 31,	% Change Q1 2009 to
	2009	2008	Q2 2009	2009	Q2 2009
Revenue
Investment advisory fees, net	$193,757	$198,050	(2)%	$190,469	2%
Administrative service fees, net	67,636	54,435	24	67,646	(0)
Other service fees, net	44,586	56,714	(21)	51,332	(13)
Other, net	915	1,107	(17)	1,196	(23)

Total Revenue	306,894	310,306	(1)	310,643	(1)

Operating Expenses
Compensation and related	63,609	59,022	8	66,227	(4)
General and administrative
Marketing and distribution	114,138	110,430	3	122,306	(7)
Professional service fees	9,777	11,501	(15)	10,007	(2)
Systems and communications	6,331	5,998	6	6,428	(2)
Office and occupancy	5,647	6,336	(11)	6,666	(15)
Advertising and promotional	3,059	4,032	(24)	2,650	15
Travel and related	2,872	4,012	(28)	2,443	18
Other	4,455	4,402	1	8,264	(46)

Total general and administrative	146,279	146,711	(0)	158,764	(8)
Amortization of deferred sales commissions	4,960	8,801	(44)	4,873	2
Intangible asset amortization and impairment	3,981	4,559	(13)	20,730	(81)

Total Operating Expenses	218,829	219,093	(0)	250,594	(13)

Operating Income	88,065	91,213	(3)	60,049	47

Nonoperating Income (Expenses)
Investment income (loss), net	1,210	897	35	(402)	401
Debt expense—recourse	(1,146)	(108)	961	(1,112)	3
Debt expense—nonrecourse	(368)	(737)	(50)	(432)	(15)
Other, net	34	(155)	122	20	70

Total Nonoperating Expenses, net	(270)	(103)	162	(1,926)	(86)

Income from continuing operations before income taxes	87,795	91,110	(4)	58,123	51
Income tax provision	31,712	33,873	(6)	20,654	54

Income from continuing operations including noncontrolling interests in subsidiaries	56,083	57,237	(2)	37,469	50
Discontinued operations, net of tax	—	2,808	(100)	—	—

Net income including noncontrolling interests in subsidiaries	56,083	60,045	(7)	37,469	50
Less: Net income attributable to noncontrolling interests in subsidiaries	2,809	2,020	39	2,334	20

Net Income	$53,274	$58,025	(8)%	$35,135	52%

Amounts Attributable to Federated
Income from continuing operations	$53,274	$55,217	(4)%	$35,135	52%
Discontinued operations, net of tax	—	2,808	(100)	—	—

Net Income	$53,274	$58,025	(8)%	$35,135	52%

Earnings Per Share—Basic[2]
Income from continuing operations	$0.52	$0.55	(5)%	$0.34	53%
Income from discontinued operations	—	0.03	(100)	—	—

Net income[3]	$0.52	$0.57	(9)%	$0.34	53%

Earnings Per Share—Diluted[2]
Income from continuing operations	$0.52	$0.54	(4)%	$0.34	53%
Income from discontinued operations	—	0.03	(100)	—	—

Net income	$0.52	$0.57	(9)%	$0.34	53%

Weighted-average shares outstanding
Basic	100,041	99,347		99,927
Diluted	100,164	100,383		100,035

Dividends declared per share	$0.24	$0.24		$0.24

1)	On Jan. 1, 2009, Federated adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” Its provisions require that minority interest be renamed noncontrolling interest and that companies present a consolidated net income that includes the amount attributable to noncontrolling interests for all periods presented.
2)	On Jan. 1, 2009, Federated adopted Financial Accounting Standards Board Staff Position Emerging Issues Task Force No. 03-6-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under this standard, unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are now required to be included in the computation of earnings per share under the “two-class method.” As a result current and prior periods have been adjusted to reflect this new standard.
3)	May not sum due to rounding.

Federated Reports Q2 2009 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Statements of Income1

(in thousands, except per share data)

	Six Months Ended June 30,		% Change
	2009	2008
Revenue
Investment advisory fees, net	$384,226	$393,045	(2)%
Administrative service fees, net	135,282	106,015	28
Other service fees, net	95,918	114,431	(16)
Other, net	2,111	2,508	(16)

Total Revenue	617,537	615,999	0

Operating Expenses
Compensation and related	129,836	120,485	8
General and administrative
Marketing and distribution	236,444	218,057	8
Professional service fees	19,784	20,098	(2)
Systems and communications	12,759	11,931	7
Office and occupancy	12,314	12,447	(1)
Advertising and promotional	5,709	7,708	(26)
Travel and related	5,315	6,937	(23)
Other	12,719	8,713	46

Total general and administrative	305,044	285,891	7
Amortization of deferred sales commissions	9,832	18,162	(46)
Intangible asset amortization and impairment	24,712	9,304	166

Total Operating Expenses	469,424	433,842	8

Operating Income	148,113	182,157	(19)

Nonoperating Income (Expenses)
Investment income, net	809	2,175	(63)
Debt expense—recourse	(2,258)	(204)	1,007
Debt expense—nonrecourse	(800)	(1,610)	(50)
Other, net	54	(204)	126

Total Nonoperating (Expenses) Income, net	(2,195)	157	(1,498)

Income from continuing operations before income taxes	145,918	182,314	(20)
Income tax provision	52,366	67,873	(23)

Income from continuing operations including noncontrolling interests in subsidiaries	93,552	114,441	(18)
Discontinued operations, net of tax	—	2,808	(100)

Net Income including noncontrolling interests in subsidiaries	93,552	117,249	(20)
Less: Net income attributable to the noncontrolling interest in subsidiaries	5,143	3,406	51

Net income	$88,409	$113,843	(22)%

Amounts Attributable to Federated
Income from continuing operations	$88,409	$111,035	(20)%
Discontinued operations, net of tax	—	2,808	(100)

Net Income	$88,409	$113,843	(22)%

Earnings Per Share—Basic[2]
Income from continuing operations	$0.86	$1.10	(22)%
Income from discontinued operations	—	0.03	(100)

Net income[3]	$0.86	$1.12	(23)%

Earnings Per Share—Diluted[2]
Income from continuing operations	$0.86	$1.08	(20)%
Income from discontinued operations	—	0.03	(100)

Net income	$0.86	$1.11	(23)%

Weighted-average shares outstanding
Basic	99,985	99,580
Diluted	100,101	100,760

Dividends declared per share	$0.48	$0.45

1)	On Jan. 1, 2009, Federated adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” Its provisions require that minority interest be renamed noncontrolling interest and that companies present a consolidated net income that includes the amount attributable to noncontrolling interests for all periods presented.
2)	On Jan. 1, 2009, Federated adopted Financial Accounting Standards Board Staff Position Emerging Issues Task Force No. 03-6-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under this standard, unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are now required to be included in the computation of earnings per share under the “two-class method.” As a result current and prior periods have been adjusted to reflect this new standard.
3)	May not sum due to rounding.

Federated Reports Q2 2009 Earnings	Page 7 of 10

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2009	Dec. 31, 2008
Assets
Cash and other short-term investments	$63,978	$58,647
Other current assets	57,859	58,185
Deferred sales commissions, net	21,436	30,261
Intangible assets, net and goodwill	651,973	657,321
Other long-term assets	40,043	42,196

Total Assets	$835,289	$846,610

Liabilities and Equity
Current liabilities	$188,228	$217,838
Long-term debt—recourse	115,500	126,000
Long-term debt—nonrecourse	20,757	30,497
Other long-term liabilities	36,678	47,705
Equity excluding treasury stock[1]	1,267,819	1,229,051
Treasury stock	(793,693)	(804,481)

Total Liabilities and Equity	$835,289	$846,610

1)	Noncontrolling or minority interest was previously included in other long-term liabilities, but is now included in Equity excluding treasury stock. On Jan. 1, 2009, Federated adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” Its provisions require that minority interest be renamed noncontrolling interest and companies present it as a component of equity for all periods presented.

Federated Reports Q2 2009 Earnings	Page 8 of 10

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30, 2009	June 30, 2008
Equity Funds
Beginning assets	$15,902	$25,880	$17,562	$17,562	$29,145

Sales	1,177	1,347	1,325	2,502	2,949
Redemptions	(1,151)	(1,529)	(1,591)	(2,742)	(3,422)

Net sales (redemptions)	26	(182)	(266)	(240)	(473)
Net exchanges	8	(18)	(75)	(67)	(95)
Acquisition related	0	42	0	0	42
Market gains and losses/reinvestments[1]	2,030	(153)	(1,319)	711	(3,050)

Ending assets	$17,966	$25,569	$15,902	$17,966	$25,569

Fixed-Income Funds
Beginning assets	$20,752	$18,339	$19,321	$19,321	$17,943

Sales	4,597	2,337	3,151	7,748	4,155
Redemptions	(1,997)	(1,530)	(2,010)	(4,007)	(3,085)

Net sales	2,600	807	1,141	3,741	1,070
Net exchanges	6	1	42	48	54
Market gains and losses/reinvestments[1]	742	(82)	248	990	(2)

Ending assets	$24,100	$19,065	$20,752	$24,100	$19,065

1)	Reflects changes in the market value of the securities held by the funds and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Changes in Equity and Fixed-Income Separate Account Assets2

(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30, 2009	June 30, 2008
Equity Separate Accounts
Beginning assets	$7,509	$11,638	$9,099	$9,099	$13,017

Net customer flows[3]	(204)	209	(561)	(765)	(195)
Market gains and losses/reinvestments[4]	940	(135)	(1,029)	(89)	(1,110)

Ending assets	$8,245	$11,712	$7,509	$8,245	$11,712

Fixed-Income Separate Accounts
Beginning assets	$4,219	$3,987	$4,165	$4,165	$3,754

Net customer flows[3]	74	(14)	7	81	57
Market gains and losses/reinvestments[4]	290	(49)	47	337	113

Ending assets	$4,583	$3,924	$4,219	$4,583	$3,924

2)	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products. Flows for liquidation portfolios have been removed from Changes in Equity and Fixed-Income Separate Account Assets and are detailed on the following page.
3)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
4)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q2 2009 Earnings	Page 9 of 10

Changes in Liquidation Portfolios1

(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30, 2009	June 30, 2008
Liquidation Portfolios
Beginning assets	$700	$1,090	$1,505	$1,505	$1,127

Net customer flows[2]	(151)	1,089	(802)	(953)	1,078
Market gains and losses/reinvestments[3]	7	(96)	(3)	4	(122)

Ending assets	$556	$2,083	$700	$556	$2,083

1)	Federated added liquidation portfolios as an asset category beginning in Q1 2009. Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. The new category was established because the assets and related cash flows from these portfolios are significantly different than those of traditional separate account mandates.
2)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q2 2009 Earnings	Page 10 of 10

(in millions)

MANAGED ASSETS	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
By Asset Class
Equity	$26,211	$23,411	$26,661	$31,651	$37,281
Fixed-income	28,683	24,971	23,486	22,738	22,989
Money market	346,354	360,127	355,658	287,836	271,131
Liquidation portfolios[1]	556	700	1,505	1,777	2,083

Total Managed Assets	$401,804	$409,209	$407,310	$344,002	$333,484

By Product Type
Mutual Funds:
Equity	$17,966	$15,902	$17,562	$21,583	$25,569
Fixed-income	24,100	20,752	19,321	19,136	19,065
Money market	312,808	328,780	327,267	259,172	240,646

Total Fund Assets	$354,874	$365,434	$364,150	$299,891	$285,280

Separate Accounts:
Equity	$8,245	$7,509	$9,099	$10,068	$11,712
Fixed-income	4,583	4,219	4,165	3,602	3,924
Money market	33,546	31,347	28,391	28,664	30,485

Total Separate Accounts	$46,374	$43,075	$41,655	$42,334	$46,121

Total Liquidation Portfolios[1]	$556	$700	$1,505	$1,777	$2,083

Total Managed Assets	$401,804	$409,209	$407,310	$344,002	$333,484

	Quarter Ended
AVERAGE MANAGED ASSETS	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
By Asset Class
Equity	$25,287	$24,219	$24,870	$35,136	$38,974
Fixed-income	26,978	24,218	22,546	23,143	22,709
Money market	361,502	362,269	320,684	274,840	279,776
Liquidation portfolios[1]	637	975	1,650	1,944	1,816

Total Avg. Assets	$414,404	$411,681	$369,750	$335,063	$343,275

By Product Type
Mutual Funds:
Equity	$17,220	$16,240	$16,904	$24,180	$26,762
Fixed-income	22,545	20,009	18,674	19,347	18,672
Money market	326,280	330,294	293,428	245,304	246,868

Total Avg. Fund Assets	$366,045	$366,543	$329,006	$288,831	$292,302

Separate Accounts:
Equity	$8,067	$7,979	$7,966	$10,956	$12,212
Fixed-income	4,433	4,209	3,872	3,796	4,037
Money market	35,222	31,975	27,256	29,536	32,908

Total Avg. Separate Accts.	$47,722	$44,163	$39,094	$44,288	$49,157

Total Avg. Liquidation Portfolios[1]	$637	$975	$1,650	$1,944	$1,816

Total Avg. Assets	$414,404	$411,681	$369,750	$335,063	$343,275

1)	Federated added liquidation portfolios as an asset category beginning in Q1 2009. Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. The new category was established because the assets and related cash flows from these portfolios are significantly different than those of traditional separate account mandates.

Federated discontinued reporting administered assets as of June 30, 2009 as they are no longer a material source of revenue for the firm.